EXHIBIT 5

Thomas Easton
967 Sunset Dr
Springfield, Oregon 97477
(541) 746-1335
easton3535@gmail.com

March 6, 2020

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re: Registration Statement on Form S-1 for WeTrade Group Inc.

Registration for Re-Sale of up to 330,337 Shares of Common Stock

Ladies and Gentlemen:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the “Registration Statement”) which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to the registration and proposed re-sale of up to 330,337 shares of Common Stock, no par value, at $3.00 per share.

I was not engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion under Wyoming law hereinafter expressed.

I have examined such documents in light of the applicable Federal laws of the United States, and the applicable statutory provisions of the Wyoming Statutes of the State of Wyoming, including all applicable provisions of the Wyoming Constitution and all regulations related to and all reported judicial decisions interpreting those laws and provisions. .

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photo static or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered. I am of the opinion that the Company has unlimited authorized capitalization of shares of Common Stock at no par value and no preferred, I am also of the opinion that the shares of Common Stock currently issued and outstanding are duly and validly issued and authorized as fully paid and non-assessable.

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading “Experts” in the Prospectus. In giving this consent, I do not hereby admit that I am an “Expert” under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Thomas Easton

Thomas Easton, Esq.
Member California Bar